SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2014
AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 658-7470
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Ambac Financial Group, Inc. (the “Company”) was held on May 22, 2014. Represented at the meeting were 38,318,071 shares, or approximately 85.1%, of the Company’s 45,002,575 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.
The Company’s stockholders elected the five (5) director nominees named below to a term expiring at the 2015 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Name	Number of Votes For	Votes Withheld	Broker Non-Votes
Diana N. Adams	25,068,101	5,129,706	8,120,264
Victor Mandel	24,369,397	5,828,410	8,120,264
Nader Tavakoli	24,873,739	5,324,068	8,120,264
Eugene M. Bullis	25,088,160	5,109,647	8,120,264
Jeffrey S. Stein	24,881,399	5,316,408	8,120,264

2.	The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014 with the following vote:

Number of Votes For	Votes Against	Abstentions
35,157,706	1,116,260	2,044,105

3.	The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2014 Proxy Statement, with the following vote:

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
26,336,725	1,575,723	2,285,359	8,120,264

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: May 22, 2014
	By:	/s/ William J. White
Assistant General Counsel and Corporate Secretary